EXHIBIT 10.1

EXCHANGE AGREEMENT

BY AND AMONG

MOTIENT CORPORATION,

MVH HOLDINGS INC.,

AND

BCE INC.

Dated as of January 15, 2007

TABLE OF CONTENTS

Page

ARTICLE I

PURCHASE AND SALE

Section 1.1	Sale of TerreStar Shares	1
Section 1.2	Closing	2
Section 1.3	Deliveries	2

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BCE

Section 2.1	Organization	3
Section 2.2	Title to TerreStar Shares	4
Section 2.3	Authority Relative to this Agreement and the Registration Rights Agreement	4
Section 2.4	Consents and Approvals; No Violations	4
Section 2.5	Purchase Entirely for Own Account	5
Section 2.6	Reliance Upon BCE’s Representations	5
Section 2.7	Receipt of Information	6
Section 2.8	Investor Status; etc.	6
Section 2.9	Liens for Taxes	6
Section 2.10	Brokers or Finders	6
Section 2.11	Restricted Securities	6
Section 2.12	Legends	7

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MOTIENT

Section 3.1	Corporate Organization; Related Entities	7
Section 3.2	Capitalization	8
Section 3.3	Authority Relative to This Agreement	9
Section 3.4	Consents and Approvals; No Violations	9
Section 3.5	Reports and Financial Statements.	9
Section 3.6	Absence of Certain Changes or Events	11
Section 3.7	Litigation	11
Section 3.8	Compliance with Law	11
Section 3.9	Absence of Undisclosed Liabilities	11
Section 3.10	No Default	12
Section 3.11	Taxes	12
Section 3.12	Intellectual Property	13

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Section 3.13	Permits	13
Section 3.14	Contracts	14
Section 3.15	Insurance	14
Section 3.16	Ownership of TerreStar Common Stock	14
Section 3.17	Purchase Entirely for Own Account	14
Section 3.18	Reliance Upon Motient’s Representations	14
Section 3.19	Receipt of Information	15
Section 3.20	Investor Status; etc.	15
Section 3.21	Brokers or Finders	15
Section 3.22	Restricted Securities	15
Section 3.23	Issuances Exempt	15
Section 3.24	No Integrated Offering	16
Section 3.25	Title to SkyTerra Shares	16

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1	HSR Act and FCC Approval	16
Section 4.2	Blue Sky Laws	17
Section 4.3	Compliance with TerreStar Documents	17
Section 4.4	No Transfers; No Alternative Transactions	18
Section 4.5	Commercially Reasonable Efforts	18
Section 4.6	Public Announcements	19
Section 4.7	Tag Along Rights	19

ARTICLE V

CONDITIONS TO CLOSING OF MOTIENT AND SUB

Section 5.1	Representations and Warranties	20
Section 5.2	Performance	20
Section 5.3	Opinion of BCE’s Counsel	20
Section 5.4	Certificates and Documents	20
Section 5.5	Compliance Certificate	21
Section 5.6	Final Order of FCC and Industry Canada Approval	21
Section 5.7	HSR Approval	21
Section 5.8	Pledge Amendment, Release and Indemnity Agreement and SkyTerra Amendments	21

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ARTICLE VI

CONDITIONS TO CLOSING OF BCE

Section 6.1	Representations and Warranties	21
Section 6.2	Performance	22
Section 6.3	Opinion of Motient’s Counsel	22
Section 6.4	Certificates and Documents	22
Section 6.5	Compliance Certificate	22
Section 6.6	FCC and Industry Canada Approvals	22
Section 6.7	HSR Approval	22
Section 6.8	Effective Registration Statement	22
Section 6.9	Registration Rights Agreement	22
Section 6.10	SkyTerra Amendments	22

ARTICLE VII

INDEMNIFICATION

Section 7.1	Survival of Representations and Warranties	22
Section 7.2	Obligation to Indemnify	23
Section 7.3	Indemnification Procedures	23
Section 7.4	Notices and Payments	24
Section 7.5	Limited Remedy	25

ARTICLE VIII

MISCELLANEOUS

Section 8.1	Termination	25
Section 8.2	Survival	26
Section 8.3	Expenses	26
Section 8.4	Counterparts; Effectiveness	26
Section 8.5	Governing Law	27
Section 8.6	Notices	27
Section 8.7	Assignment; Binding Effect	28
Section 8.8	Severability	28
Section 8.9	Entire Agreement; Non-Assignability; Parties in Interest	28
Section 8.10	Headings	28
Section 8.11	Certain Definitions	28
Section 8.12	Amendments and Waivers	29
Section 8.13	Specific Performance	29
Section 8.14	Exclusive Jurisdiction	29
Section 8.15	Waiver of Jury Trial	29

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Exhibit A	Registration Rights Agreement
Exhibit B	Matters to be Addressed in Opinion of Counsel to BCE
Exhibit C	Matters to be Addressed in Opinion of Counsel to Motient
Schedule A	Motient Disclosure Schedule

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EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of January 15, 2007 by and among Motient Corporation, a Delaware corporation (“Motient”), MVH Holdings Inc., a Delaware corporation and indirect, wholly-owned subsidiary of Motient (“Sub”), and BCE Inc., a business corporation incorporated under the laws of Canada (“BCE”).

RECITALS:

WHEREAS, SUBJECT TO THE TERMS AND CONDITIONS HEREOF, AT THE CLOSING (AS DEFINED BELOW) MOTIENT, THROUGH SUB, INTENDS TO PURCHASE FROM BCE, AND BCE INTENDS TO SELL TO SUB, (I) 5,073,715 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE “TERRESTAR NETWORKS SHARES”) OF TERRESTAR NETWORKS, INC. (“TERRESTAR”) AND (II) 1,887,133.89202 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE (THE “TERRESTAR BERMUDA SHARES” AND, TOGETHER WITH THE TERRESTAR NETWORKS SHARES, THE “TERRESTAR SHARES”) OF TERRESTAR NETWORKS BERMUDA LTD. OWNED BY BCE, IN EXCHANGE FOR 9,031,213 SHARES (“MOTIENT SHARES”) OF COMMON STOCK, PAR VALUE $0.01 PER SHARE (“MOTIENT COMMON STOCK”), OF MOTIENT, IN EACH CASE AS APPROPRIATELY ADJUSTED FOR ANY STOCK SPLIT, COMBINATION, REORGANIZATION, RECAPITALIZATION, RECLASSIFICATION, STOCK DIVIDEND, STOCK DISTRIBUTION OR SIMILAR EVENT DECLARED OR EFFECTED PRIOR TO THE CLOSING.

AGREEMENT:

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1	Sale of TerreStar Shares.

(a)          Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing, BCE will purchase from Motient, and Motient shall issue and sell to BCE, the Motient Shares, and Motient will purchase from BCE, and BCE shall sell to Sub, the TerreStar Shares.

(b)          If the record date for Motient’s planned distribution of shares of common stock (“SkyTerra Common Stock”) of SkyTerra Communications, Inc. (“SkyTerra”) that Motient receives pursuant to the exchange agreement (the “SkyTerra Exchange Agreement”), dated as of May 6, 2006, by and among

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Motient, Sub and SkyTerra (such distribution, the “Initial Dividend”) occurs prior to the Closing (any such Closing occurring after such record date being herein referred to as a “Late Closing”), then the consideration that Motient shall be required to pay to BCE at Closing in exchange for the TerreStar Shares shall include the Motient Shares plus a number of shares of SkyTerra Common Stock equal to the number of shares of SkyTerra Common Stock distributed per Motient Share in the Initial Dividend multiplied by the number of shares of Motient Common Stock included in the Motient Shares. The shares of SkyTerra Common Stock deliverable to BCE at any Late Closing are collectively referred to herein as the “SkyTerra Shares”.

Section 1.2         Closing. The Closing (the “Closing”) of the purchase and sale contemplated by Section 1.1 hereof shall be held (a) at the offices of Andrews Kurth LLP, 450 Lexington Avenue, New York, New York on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Articles V and VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), shall be fulfilled or waived in accordance herewith, or (b) at such other time, date or place as Motient and BCE may agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

Section 1.3	Deliveries.

(a)        Simultaneously with the execution of this Agreement, Motient and BCE shall execute and deliver the Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”).

(b)        At the Closing, BCE shall deliver to Motient and/or Sub the following (collectively, the “BCE Closing Deliveries”):

(i)           certificates registered in the name of TMI Communications Delaware, Limited Partnership, a Delaware limited partnership in which BCE is currently the general partner (“TMI Delaware”), representing the TerreStar Networks Shares or an affidavit of lost certificate with respect to any lost, missing or destroyed certificate in form reasonably satisfactory to Motient (it being acknowledged that Motient’s counsel in Bermuda already holds certificates representing the TerreStar Bermuda Shares so that there will be no further BCE requirement to deliver those certificates);

(ii)          duly executed stock powers evidencing the transfer of the TerreStar Shares from TMI Delaware to BCE (in some cases through one or more subsidiaries of BCE) and from BCE to Sub, in such form reasonably satisfactory to Motient as shall be effective to vest in Motient good and valid title to the TerreStar Shares, free and clear of any Lien (as defined below) other than Securities Law Encumbrances (as defined below) or pursuant to the TerreStar Documents (as defined below); and

(iii)         a certificate of compliance for BCE from Corporations Canada.

(c)          At the Closing, Motient and/or Sub shall deliver to BCE the following (collectively, the “Motient Closing Deliveries”):

(i)           a certificate registered in BCE’s name representing the Motient Shares and, if the Closing is a Late Closing, a certificate registered in BCE’s name representing the SkyTerra Shares;

(ii)          an effective registration statement (the “Registration Statement”) registering the resale by BCE of the Motient Shares;

(iii)         certified resolutions of Motient’s and Sub’s Boards of Directors approving this Agreement and the transactions contemplated hereby;

(iv)         a certificate of good standing for Motient and Sub from the Secretary of State of the State of Delaware; and

(v)          a certificate complying with Treasury Regulation Section 1.897-2(g)(1)(ii) that states that interests in TerreStar are not “United States real property interests.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BCE

BCE represents and warrants to Motient and Sub, as follows:

Section 2.1         Organization. BCE is a business corporation duly organized, validly existing and in good standing under the laws of Canada and has the requisite corporate power and authority to own or lease its properties and to carry on its business as is presently being conducted. BCE is duly qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for failures, if any, to be so qualified which individually or in the aggregate have not had and could not reasonably be expected to have a BCE Material Adverse Effect. A ”BCE Material Adverse Effect” means a material adverse effect respecting the ability of BCE to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing set forth herein, except to the extent that such adverse effect results from (i) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (ii) financial or securities market fluctuations or conditions; or (iii) changes in, or events or conditions affecting, the wireless telecommunications industry generally.

Section 2.2         Title to TerreStar Shares. As of the date hereof, BCE owns, and at all times until and including the Closing Date, BCE will own, of record and beneficially, the TerreStar Shares free and clear of any and all option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, Tax, claim or charge of any kind or right of others of whatever nature (collectively, a “Lien”) of any kind, other than pursuant to applicable securities laws (“Securities Law Encumbrances”) or the TerreStar Documents (defined below). Upon the Closing, (x) Sub shall be vested with good and valid title to the TerreStar Shares, free and clear of any Liens of any kind (other than Securities Law Encumbrances or the TerreStar Documents) and (y) BCE shall not own, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right to interest in or agreement to acquire any shares of TerreStar common stock, other than options to purchase shares of TerreStar common stock held by persons affiliated with BCE that may be deemed to be beneficially owned, directly or indirectly, by BCE. The “TerreStar Documents” means the Amended and Restated TerreStar Networks Inc. Stockholders’ Agreement dated May 6, 2006 (the “TerreStar Stockholders’ Agreement”), the TerreStar Parent Transfer/Drag Along Agreement dated May 11, 2005, the Certificate of Incorporation of TerreStar Networks Inc. and the Amended and Restated Bylaws of TerreStar Networks, Inc., as the same may be amended from time to time.

Section 2.3         Authority Relative to this Agreement and the Registration Rights Agreement. BCE has the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by BCE, and the consummation by BCE of the transactions contemplated hereby have been duly authorized by BCE, and no other proceedings on the part of BCE are necessary to authorize this Agreement or for BCE to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BCE and, assuming the due authorization, execution and delivery thereof by Motient and Sub, constitutes the valid and binding obligation of BCE, enforceable against BCE in accordance with its terms.

Section 2.4         Consents and Approvals; No Violations. Except in connection or in order to comply with the applicable provisions of (a) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and, if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act"), (c) filings or approvals required under state securities or “blue sky” laws, (d) the tag-along provisions (the “TerreStar Tag-Along”) of Section 8 of the TerreStar Stockholders’ Agreement, and (e) the Communications Act of 1934, as amended, the Radiocommunication Act, as amended, the Telecommunications Act, as amended, and the rules, regulations, policies and authorizations of the Federal Communications Commission and any successor thereto (“FCC”), Industry Canada and any successor thereto and Canadian Radio-television and Telecommunications Commission and any successor thereto (collectively, the “Communications Laws”), neither the execution and delivery of this Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or result in any violation of, or default und er (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the organizational documents of BCE, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BCE or its respective properties or assets, including but not limited to the TerreStar Documents. Except in connection or in order to comply with the applicable provisions of (a) the HSR Act and, if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Registration Statement under the Securities Act, (c) filings or approvals required under state securities or “blue sky” laws, and (d) the Communications Laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, local or foreign court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory body, authority or administrative agency or commission (collectively, a “Governmental Entity”), is required by or with respect to BCE in connection with the execution and delivery of this Agreement or the Registration Rights Agreement by BCE or the consummation by BCE of the transactions contemplated hereby or thereby, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a BCE Material Adverse Effect.

Section 2.5         Purchase Entirely for Own Account. The Motient Shares will be acquired for investment for BCE’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, in each case, in violation of applicable securities laws, and BCE has no present intention of selling, granting any participation in, or otherwise distributing such Motient Shares except in compliance with applicable securities laws. It is understood that nothing herein shall prevent BCE from distributing the Motient Shares to its beneficial owners, in compliance with Section 5.1 of the Registration Rights Agreement and applicable securities laws.

Section 2.6         Reliance Upon BCE’s Representations. BCE understands that the Motient Shares will not be registered for issuance to BCE under the Securities Act and the sale provided for in this Agreement and Motient’s issuance of the Motient Shares hereunder will be made in reliance upon an exemption from registration under the Securities Act pursuant to Section 4(2) thereof, and that, in such case, Motient’s reliance on such exemption will be based on BCE’s representations set forth herein.

Section 2.7         Receipt of Information. BCE believes it has received all the information it considers necessary or appropriate for deciding whether to acquire Motient Shares. BCE further represents that it has had an opportunity to ask questions and receive answers from Motient regarding the terms and conditions of the offering of Motient Shares and the business and financial condition of Motient and to obtain additional information (to the extent Motient possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations or warranties of Motient in this Agreement or the right of BCE to rely upon such representations or warranties. BCE has not received, nor is it relying on, any representations or warranties from Motient or Sub, other than as provided herein; provided, that the foregoing shall not affect any right BCE may have on account of fraud.

Section 2.8         Investor Status; etc. BCE certifies and represents to Motient that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Motient Shares. BCE’s financial condition is such that it is able to bear the risk of holding the Motient Shares for an indefinite period of time and the risk of loss of its entire investment. BCE has sufficient knowledge and experience in investing in companies similar to Motient so as to be able to evaluate the risks and merits of its investment in Motient.

Section 2.9         Liens for Taxes. There are no Liens arising from or related to Taxes (defined below) on or pending against the TerreStar Shares other than Liens (defined below) for Taxes that are not yet due and payable. “Tax” means any and all federal, state, local, foreign or other tax of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax Authority, including taxes on or with respect to income, alternative minimum, accumulated earnings, personal holding company, capital, transfer, stamp, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added.

Section 2.10       Brokers or Finders. BCE has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 2.11       Restricted Securities. BCE understands that the Motient Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Motient Shares or an available exemption from registration under the Securities Act, such Motient Shares must be held indefinitely. In particular, BCE is aware that such Motient Shares may not be sold pursuant to Rule 144 or Rule 145 promulgated under the Securities Act unless all of the conditions of the applicable rule are met. Among the conditions for use of Rules 144 and 145 is the availability of current information to the public about Motient.

Section 2.12       Legends. It is understood that the certificates evidencing the Motient Shares will bear one or both of the following legends:

(a)          “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Motient Corporation that such registration is not required.”

(b)          Any legend required by the laws of the State of Delaware or other jurisdiction.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MOTIENT

Except as otherwise specifically provided in the Disclosure Schedule of Motient attached hereto and incorporated herein by reference which clearly identifies the relevant section of this Agreement (the “Motient Disclosure Schedule”), Motient and Sub, jointly and severally, represent and warrant to BCE, as follows:

Section 3.1         Corporate Organization; Related Entities. Motient and Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is presently being conducted. Motient and Sub are duly qualified to do business as a foreign corporation, and are in good standing, in each jurisdiction in which the ownership of their properties or the conduct of their business requires such qualification, except for failures, if any, to be so qualified which individually or in the aggregate have not had and could not reasonably be expected to have a Motient Material Adverse Effect. The copies of the certificates of incorporation and bylaws of Motient and Sub heretofore made available to BCE are complete and current copies of such instruments as presently in effect. A “Motient Material Adverse Effect” means a material adverse effect respecting (a) the business, assets and liabilities (taken together) or financial condition of Motient and its subsidiaries on a consolidated basis or (b) the ability of Motient to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing set forth herein, except to the extent (in the case of either clause (a) or clause (b) above) that such adverse effect results from (i) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (ii) financial or securities market fluctuations or conditions; or (iii) changes in, or events or conditions affecting, the wireless telecommunications industry generally.

Section 3.2	Capitalization.

(a)        As of the date of this Agreement, the authorized capital stock of Motient consists of (i) 200,000,000 shares of Motient’s common stock, par value $0.01 per share (the “Motient Common Stock”), 69,712,912 of which are issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share (“Motient Preferred Stock”), 450,000 of which are designated as Series A Cumulative Convertible Preferred Stock and 90,000 of which are issued and outstanding and 500,000 of which are designated as Series B Cumulative Convertible Preferred Stock and 318,500 of which are issued and outstanding. Motient has no other designations of Motient Preferred Stock. As of the date of this Agreement, (x) 646,066 shares of Motient Common Stock are reserved for issuance pursuant to Motient’s stock option plans (each a “Motient Stock Option Plan”), a list of which is set forth on Schedule 3.2 of the Motient Disclosure Schedule, (y) 5,630,320 shares of Motient Common Stock are reserved for issuance upon the exercise of outstanding warrants to purchase shares of Motient Common Stock and (z) 1,087,045 shares of Motient Common Stock are reserved for issuance pursuant to the Exchange Agreements by and between Motient, Sub and certain former minority holders of MSV Investors, LLC. All the issued and outstanding shares of Motient’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof. Except the Motient Preferred Stock, pursuant to the Motient Stock Option Plan, as set forth in (x), (y) and (z) above and as set forth on Schedule 3.2 to the Motient Disclosure Schedule, Motient (i) does not have and is not bound by any outstanding subscriptions, options, voting trusts, convertible securities, warrants, calls, commitments or agreements of any character or kind calling for the purchase, issuance or grant of any additional shares of its capital stock or restricting the transfer of its capital stock and (ii) is not a party to any voting trust or other agreement or understanding with respect to the voting of the capital stock or other equity securities of Motient.

(b)        The Motient Shares have been duly and validly authorized, and, when issued upon the terms hereof, will be fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof.

Section 3.3         Authority Relative to This Agreement. Motient and Sub have the requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by Motient and, if applicable, Sub and the consummation by Motient and, if applicable, Sub of the transactions contemplated hereby and thereby have been duly authorized by Motient’s and, if applicable, Sub’s Board of Directors, and no other corporate or stockholder proceedings on the part of Motient or Sub are necessary to authorize this Agreement or for Motient or Sub to consummate the transactions contemplated hereby. This Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by Motient and, if applicable, Sub and, assuming the due authorization, execution and delivery thereof by BCE, constitute the valid and binding obligations of Motient and, if applicable, Sub, enforceable against Motient and, if applicable, Sub in accordance with its terms.

Section 3.4         Consents and Approvals; No Violations. Except in connection or in order to comply with the applicable provisions of (a) the HSR Act, and if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Registration Statement under the Securities Act, (c) filings or approvals required under state securities or “blue sky” laws, (d) the TerreStar Tag-Along, and (e) the Communications Laws, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the organizational documents of Motient or Sub, (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Motient or Sub or its properties or assets, including but not limited to the TerreStar Documents. Except in connection or in order to comply with the applicable provisions of (a) the HSR Act and, if necessary, similar foreign competition or Antitrust Laws, (b) the filing of the Registration Statement under the Securities Act, (c) filings or approvals required under state securities or “blue sky” laws, and (d) the Communications Laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Motient or Sub in connection with the execution and delivery of this Agreement by Motient or Sub or the consummation by Motient or Sub of the transactions contemplated hereby except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Motient Material Adverse Effect.

Section 3.5	Reports and Financial Statements.

(a)        Except as set forth on Schedule 3.5(a) of the Motient Disclosure Schedule, Motient has timely filed all reports required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act since January 1, 2004 (collectively, the “Motient SEC Reports”), and has previously made available to BCE true and complete copies of all such Motient SEC Reports. Such Motient SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Motient SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Motient included in the Motient SEC Reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated (except as otherwise noted therein or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and any other adjustments described therein), in all material respects, the consolidated financial position of Motient and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and cash flows of Motient and its consolidated subsidiaries for the periods then ended. Except as disclosed in the Motient SEC Reports there has been no change in any of the significant accounting (including Tax accounting) policies or procedures of Motient since December 31, 2005.

(b)        Except as set forth on Schedule 3.5(b) of the Motient Disclosure Schedule, Motient maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)        Since January 1, 2005, neither Motient nor, to Motient’s knowledge, any director, officer, employee, auditor, accountant or representative of Motient has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, in writing, regarding the accounting or auditing practices, procedures, methodologies or methods of Motient or Motient’s internal accounting controls, including any complaint, allegation, assertion or claim that Motient has engaged in questionable accounting or auditing practices. No attorney representing Motient, whether or not employed by Motient, has reported “evidence of a material violation” (as defined in 17 CFR Part 205) to Motient’s board of directors or any committee thereof or to any director or officer of Motient.

Section 3.6         Absence of Certain Changes or Events. Except as set forth in the Motient SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.6 of the Motient Disclosure Schedule, since December 31, 2005, (i) Motient has conducted its business and operations in the ordinary course of business and consistent with past practices and (ii) there has not been any fact, event, circumstance or change affecting or relating to Motient which has had or could reasonably be expected to have a Motient Material Adverse Effect or as set forth on Schedule 3.6 to the Motient Disclosure Schedule. Except as set forth on Schedule 3.6 of the Motient Disclosure Schedule or as could not reasonably be expected to represent a Motient Material Adver s e Effect, the transactions contemplated by this Agreement will not constitute a change of control under or require the consent from or the giving of notice to a third party pursuant to the terms, conditions or provisions of any Motient Contract (defined below).

Section 3.7         Litigation. Except for litigation disclosed in the notes to the audited financial statements of Motient as of and for the period ended December 31, 2005, or in Motient SEC Reports filed subsequent thereto but prior to the date of this Agreement, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of Motient, threatened against Motient or with respect to which Motient could be required to provide indemnification or to otherwise contribute to liabilities or damages relating thereto, the outcome of which has had or could reasonably be expected to have a Motient Material Adverse Effect; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against Motient having, or which has had or could reasonably be expected to have a Motient Material Adverse Effect.

Section 3.8         Compliance with Law. Motient has not violated any Laws and is in compliance with all Laws, other than where such violation or noncompliance, individually or in the aggregate, has not had and could not reasonably be expected to have a Motient Material Adverse Effect. Motient has not received any notice to the effect that, or otherwise been advised that or is aware that, Motient is not in such compliance with any Laws, and Motient has no knowledge that any existing circumstances are reasonably likely to result in such violations of any Laws.

Section 3.9         Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Motient’s consolidated financial statements (or reflected in the notes thereto) as of and for the period ended December 31, 2005 as included in the Motient SEC Reports or which were incurred after December 31, 2005 in the ordinary course of business and consistent with past practice, Motient has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) or which have had or could reasonably be expected to have a Motient Material Adverse Effect.

Section 3.10       No Default. As of the date of this Agreement, Motient is not in breach or violation of, or in default under (and no event has occurred which with notice or lapse of time or both would constitute such a breach, violation or default), any term, condition or provision of (a) its certificate of incorporation or bylaws, or (b) (x) any order, writ, decree, statute, rule or regulation of any Governmental Entity applicable to Motient or any of its properties or assets or (y) any agreement required to be filed as a “Material Contract” as an exhibit to Motient’s Annual Report on Form 10-K for the year ended December 31, 2005 or any periodic Exchange Act report required to be filed since then (a “Motient Contract”), except in the cas e of this clause (b), which breaches, violations or defaults, individually or in the aggregate, have not had and could not reasonably be expected to have a Motient Material Adverse Effect.

Section 3.11       Taxes. Except as would not reasonably be expected to have a Motient Material Adverse Effect:

(a)          Motient has timely filed all Tax Returns required to be filed by them (taking into account all applicable extensions) and all such Tax Returns are true, correct and complete in all respects.

(b)	Motient has paid all Taxes due and payable.

(c)          There is no pending or, to the knowledge of Motient, threatened examination, investigation, audit, suit, action, claim or proceeding relating to Taxes of Motient.

(d)          Motient has not received notice of a determination by any taxing or other Governmental Entity that Taxes are owed by Motient (such determination being referred to as a “Tax Deficiency”) and, to the knowledge of Motient, no Tax Deficiency is proposed or threatened.

(e)          All Tax Deficiencies asserted against Motient have been paid or finally settled and all amounts asserted in any Tax Deficiency to be owed have been paid.

(f)           There are no Liens arising from or related to Taxes on or pending against Motient or any of its properties other than statutory Liens for Taxes that are not yet due and payable.

(g)          As used in this Agreement, “Tax Return” means any return, report or similar statement (including any attached schedules) required to be filed with respect to Taxes and any information return, claim for refund, amended return, or declaration of estimated Taxes.

Section 3.12	Intellectual Property.

(a)        Motient owns or holds licenses or otherwise has such rights to use, sell, license or dispose of all of the intellectual property rights used in the conduct of the business of Motient as currently conducted, with such exceptions as individually or in the aggregate have not had and could not reasonably be expected to have a Motient Material Adverse Effect.

(b)        With such exceptions as individually or in the aggregate have not had and could not reasonably be expected to have a Motient Material Adverse Effect, (i) the operation of Motient’s business and the manufacture, marketing, use, sale, licensure or disposition of any Intellectual Property in the manner currently used, sold, licensed or disposed of by Motient does not and will not infringe on the proprietary rights of any person, nor has such an infringement been alleged within six years preceding the date of this Agreement (other than such as have been resolved); (ii) there is no pending or threatened claim or litigation challenging or questioning the validity, ownership or right to use, sell, license or dispose of any such Intellectual Property in the manner in which currently used, sold, licensed or disposed of by Motient, nor is there a valid basis for any such claim or litigation, nor has Motient received any notice asserting that the proposed operation of Motient’s business or the use, sale, license or disposition by Motient of any of the Intellectual Property of Motient conflicts or will conflict with the rights of any other party, nor is there a valid basis for any such assertion in each case; and (iii) none of the Intellectual Property used in the conduct of the business of Motient as currently conducted is being infringed by any person and Motient has not asserted any claim of infringement, misappropriation or misuse within the past six years.

Section 3.13       Permits. Motient has, and is in compliance with, all Motient Permits required to conduct its business as now being conducted, except any such Motient Permit the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Motient Material Adverse Effect (“Motient Material Permits”). All Motient Material Permits are valid and in full force and effect. There is not now pending, or to the knowledge of Motient, threatened, any action by any person or by or before any Governmental Entity to revoke, cancel, rescind, modify or refuse to renew any Motient Material Permits and, other than as set forth on Schedule 3.13 of the Motient Disclosure Schedule, there exist no facts or circumstances that would reasonably be expected to give rise to such action. “Motient Permits” means all licenses, permits, franchises, approvals, authorizations, certificates, registrations, consents or orders of, or filings with, any Governmental Entity used or held for use in the operation of Motient’s business and all other rights and privileges granted by a Governmental Entity necessary to allow Motient to own and operate its business without any violation of law.

Section 3.14       Contracts. All Motient Contracts that are material to the business or operations of Motient taken as a whole have been filed as exhibits to Motient’s Annual Report on 10-K for the year ended December 31, 2005 or any periodic Exchange Act report required to be filed since then, are valid and binding obligations of Motient, and, to the knowledge of Motient, the valid and binding obligation of each other party thereto, except such Motient Contracts that, if not so valid and binding, individually or in the aggregate, have not had and could not reasonably be expected to have a Motient Material Adverse Effect. Neither Motient nor, to the knowledge of Motient, any other party thereto, is in violation of or in default in respect of, nor has there occurred an event or condition, that with the passage of t ime or giving of notice (or both), would constitute a default under or permit the termination of, any such Motient Contract except such violations or defaults under or terminations that, individually or in the aggregate, have not had and could not reasonably be expected to have a Motient Material Adverse Effect.

Section 3.15       Insurance. Motient’s insurance policies are in all respects in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. Motient has made available to BCE true and correct copies of all insurance policies maintained by Motient as of the date of this Agreement.

Section 3.16       Ownership of TerreStar Common Stock. As of the date hereof, Motient and its subsidiaries own an aggregate of not less than 19,551,697 shares of TerreStar common stock and immediately prior to the Closing Motient and its subsidiaries will own not less than 19,551,697 shares of TerreStar common stock (in each case as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event with respect to the TerreStar common stock that is declared or effected prior to the Closing).

Section 3.17       Purchase Entirely for Own Account. The TerreStar Shares to be transferred to Motient will be acquired for investment for Motient’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, in each case, in violation of applicable securities laws, and Motient has no present intention of selling, granting any participation in, or otherwise distributing the same except in compliance with applicable securities laws.

Section 3.18       Reliance Upon Motient’s Representations. Motient understands that TerreStar Shares will not be registered under the Securities Act and the sale provided for in this Agreement will be made in reliance upon an exemption from registration under the Securities Act, and that, in such case, BCE’s reliance on such exemption will be based on Motient’s and Sub’s representations set forth herein.

Section 3.19       Receipt of Information. Motient and Sub believe that they have received all the information they consider necessary or appropriate for deciding whether to acquire the TerreStar Shares. Motient further represents that it has had an opportunity to ask questions and receive answers from BCE regarding the terms and conditions of the TerreStar Shares and the business and financial condition of TerreStar and to obtain additional information (to the extent BCE possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or which it had access. The foregoing, however, does not limit or modify the representations or warranties of BCE in this Agreement or the right of Motient to rely upon such representations or warra n ties. Motient has not received, nor is it relying on, any representations from BCE, other than as provided herein.

Section 3.20       Investor Status; etc. Motient and Sub each certify and represent to BCE that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the TerreStar Shares. Motient’s financial condition is such that it is able to bear the risk of holding the TerreStar Shares for an indefinite period of time and the risk of loss of its entire investment. Motient has sufficient knowledge and experience in investing in companies similar to TerreStar so as to be able to evaluate the risks and merits of its investment in TerreStar.

Section 3.21       Brokers or Finders. Except for fees which shall be borne solely by Motient, neither Motient nor Sub has incurred, nor will either of them incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.22       Restricted Securities. Motient understands that the TerreStar Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the TerreStar Shares or an available exemption from registration under the Securities Act, such TerreStar Shares must be held indefinitely. In particular, Motient is aware that such TerreStar Shares may not be sold pursuant to Rule 144 or Rule 145 promulgated under the Securities Act unless all of the conditions of the applicable rule are met. Among the conditions for use of Rules 144 and 145 is the availability of current information to the public about TerreStar.

Section 3.23       Issuances Exempt. Assuming the truth and accuracy of the representations and warranties of BCE contained in Article II hereof, the offer, sale, and issuance of the Motient Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

Section 3.24       No Integrated Offering. Neither Motient, nor any of its affiliates or any other person acting on Motient’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Motient Shares nor have any of such persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Motient Shares under the Securities Act or cause this offering of the Motient Shares to be integrated with any prior offering of securities of Motient for purposes of the Securities Act.

Section 3.25       Title to SkyTerra Shares. If the Closing is a Late Closing, then (a) Motient will, as of the Closing Date, own, of record and beneficially, the SkyTerra Shares free and clear of any and all Liens of any kind, other than pursuant to Securities Law Encumbrances and (b) upon the Closing, BCE or its designee shall be vested with good and valid title to the SkyTerra Shares, free and clear of any Liens of any kind (other than Securities Law Encumbrances).

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1         HSR Act and FCC Approval. To the extent not already completed as of the date of this Agreement, the parties will promptly execute and file, or join in the execution and filing of, any application, notification (including any notification or provision of information, if any, that may be required under the HSR Act, which the parties shall file no later than 15 business days after the date hereof) or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, which may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement. Any fees associated with such notifications or applications shall be borne by Motient, except that the HSR filing fee for BCE’s acquisition of Motient Shares shall be borne by BCE. Each party will use commercially reasonable efforts to obtain, or assist the other parties in obtaining, all such authorizations, approvals and consents, including without limitation using commercially reasonable efforts to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to request the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Each party shall, in connection with its obligation to use commercially reasonable efforts to obtain, or assist the other parties in obtaining, all such requisite authorizations, approvals or consents, use commercially reasonable efforts to (i) cooperate in all reasonable respects with the other parties in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other parties of any communication received by such party from or given by such party to the United States Department of Justice (the “DOJ”), the United States Federal Trade Commission (the “FTC”), the FCC or any other Governmental Entity or quasi-governmental entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other parties, or the other parties’ legal counsel, to review any communication given by it to, and consult with the other parties in advance of any meeting or conference with, the DOJ, the FTC, the FCC or any such other Governmental Entity or quasi-governmental entity or, in connection with any proceeding by a private party, with any other person and (iv) to the extent permitted by the FCC or other Governmental Entity, as appropriate, give the other parties the opport unity to attend and participate in such meetings and conferences.

Section 4.2         Blue Sky Laws. Motient shall exercise its commercially reasonable best efforts to register or qualify (or obtain an exemption from registration) the Motient Shares under the blue sky laws of the 50 states of the United States and of the District of Columbia and such other jurisdictions as BCE shall reasonably request, such registration, qualification or exemption to be obtained prior to the issuance and delivery to BCE of the Motient Shares in accordance with this Agreement; provided, however, that, in the case of non-U.S. jurisdictions, Motient will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.2, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction). Motient shall pay for all fees (including filing and application fees), costs and expenses in connection therewith. However, the failure to obtain such “blue sky” clearance in each such jurisdiction shall not be a condition to closing and shall not prevent a Closing from occurring; provided, that Motient shall not fail to obtain such “blue sky” clearance in (i) more than five such jurisdictions, (ii) Texas or (iii) New York; rather, those Motient Shares which may not be lawfully delivered shall be held in trust by BCE or its nominee for the benefit of the stockholders of record otherwise entitled thereto until such time as they may be lawfully delivered. If, after the fifth anniversary of the Closing, such shares may not be lawfully delivered, then Motient shall deliver such shares to the government agency or official responsible for administering the securities or blue sky laws in such jurisdiction. BCE shall cooperate with and assist Motient in connection with obtaining the “blue sky” clearance contemplated by this Section 4.2.

Section 4.3         Compliance with TerreStar Documents. The parties intend that this Agreement and the transactions contemplated hereby be consistent with the conditions and restrictions applicable to the parties and/or their affiliates pursuant to TerreStar’s organizational documents and/or pursuant to the agreements between or among TerreStar’s stockholders, including, without limitation, the TerreStar Documents (collectively, the “TerreStar Investor Agreements”). Each of BCE, Sub and Motient shall take all commercially reasonable actions necessary to comply with, or appropriately amend, the provisions of the TerreStar Investor Agreements relating to the sale of the TerreStar Shares pursuant hereto.

Section 4.4	No Transfers; No Alternative Transactions.

(a)        BCE shall not, and shall cause its subsidiaries and the officers, directors, employees, representatives (including, without limitation, investment bankers, attorneys and accountants), agents or Affiliates of BCE and its subsidiaries not to, directly or indirectly, (i) solicit, initiate, encourage or facilitate any inquiries or the making of a proposal or offer with respect to, or consummate, an Alternative Proposal, (ii) participate in any discussions or negotiations with, or provide any non-public information to, or afford any access to the properties, books or records of TerreStar, or otherwise take any other action to assist, facilitate or undertake (including granting any waiver or release under any standstill or similar agreement with respect to any securities of TerreStar), by itself or with any “person” or “group” (as such t erms are used for purposes of Section 13(d)(3) of the Exchange Act), any Alternative Proposal, or (iii) acquire, of record or beneficially, or have, by conversion, warrant, option or otherwise, any right or interest in or any agreement to acquire any shares of TerreStar common stock, other than the TerreStar Shares owned as of the date hereof. “Alternative Proposal” shall mean (x) any offer or proposal, or any indication of interest in making an offer or proposal, made by any “person” or “group” (as such terms are used for purposes of Section 13(d)(3) of the Exchange Act) at any time, directly or indirectly, to acquire the TerreStar Shares, (y) directly or indirectly sell, transfer, distribute, pledge, dispose of, grant an option with respect to or encumber the TerreStar Shares, or (z) deposit the TerreStar Shares into a voting trust or enter into a voting agreement or arrangement with respect to the TerreStar Shares or grant any proxy with respect thereto, in each case other than the transactions contemplated by this Agreement.

(b)        Except for transactions contemplated or permitted by this Agreement, BCE shall not, from the date hereof until the earlier of the termination of this Agreement or the Closing, (x) acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, any shares of Motient Common Stock or any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Motient Common Stock, and any option, warrant or other subscription or purchase right with respect to Motient Common Stock, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise or (y) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any person in connection with such actions.

Section 4.5         Commercially Reasonable Efforts. The parties shall each cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective commercially reasonable efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement or the TerreStar Documents and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals required to be obtained from any Governmental Entity or third party necessary, proper or advisable to the transactions contemplated by this Agreement. BCE shall at any time, and from time to time, after the Closing, execute, acknowledge and deliver all further assignments, transfers, and any other such instruments of conveyance, upon the request of Motient, to confirm the sale of the TerreStar Shares hereunder and, if the Closing is a Late Closing, M otient shall at any time, and from time to time, after the Closing, execute, acknowledge and deliver all further assignments, transfers, and any other such instruments of conveyance, upon the reasonable request of BCE, to confirm the sale of the SkyTerra Shares hereunder.

Section 4.6         Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any Governmental Entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.7	Tag Along Rights.

(a)        Promptly following the Closing, Motient shall use its commercially reasonable efforts to effect a registered offer of shares of Motient Common Stock to the TerreStar option holders in accordance with the tag-along provisions of Section 8.2(a) of the TerreStar Stockholders’ Agreement, and will accept for purchase all shares of TerreStar common stock properly tendered by such option holders in accordance therewith at the Tag Along Price (as defined in the TerreStar Stockholders’ Agreement) and in compliance with applicable laws.

(b)        Governance Rights. Effective upon and subject to the occurrence of the Closing, (a) BCE hereby irrevocably waives its minority protection rights under the TerreStar Stockholders’ Agreement (including, without limitation, those set forth in Section 8 thereof), except for the information rights granted in the TerreStar Stockholders’ Agreement and the Observer Rights granted in Section 2(c) of the TerreStar

Stockholders Agreement to the holder of the 2GHz mobile satellite services authorization from Industry Canada (the “2GHz Authorization”) relating to the business of TerreStar, (b) BCE shall also have the right to have an observer on the board of directors of the TerreStar Parent and all committees of the board of directors of the TerreStar Parent other than the compensation committee and the audit committee and (c) BCE on behalf of itself and its Affiliates hereby irrevocably waives all rights under Section 8 of the TerreStar Stockholders’ Agreement. All of these information and observer rights shall terminate when (i) neither BCE nor an Affiliate of BCE remains the legal holder of the 2 GHz Authorization and (ii) BCE and its affiliates collectively no longer hold all of the shares of common stock of TerreStar Canada that they initially receive when the 2 GHz Authorization is transferred to TerreStar Canada. As used in this Section, “TerreStar Parent” means Motient or, if Motient ceases to the ultimate parent entity of TerreStar, the ultimate parent entity of TerreStar.

ARTICLE V

CONDITIONS TO CLOSING OF MOTIENT AND SUB

The obligation of Sub to purchase the TerreStar Shares from BCE and to issue Motient Shares (and, if the Closing is a Late Closing, deliver SkyTerra Shares) to BCE at the Closing is subject to the fulfillment to Motient’s and Sub’s satisfaction or the waiver by Motient on or prior to the Closing Date of each of the following conditions:

Section 5.1         Representations and Warranties. Each representation and warranty made by BCE in Article II above shall be true and correct in all material respects on and as of the Closing Date as though made on the Closing Date, except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct in all material respects only as of such date or period, provided, however, that any representations and warranties which by their terms are qualified by materiality which shall be true and correct in all respects, with the same force and effect as if such representation and warranty had been made on and as of the Closing Date.

Section 5.2         Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by BCE on or prior to the Closing Date shall have been performed or complied with by BCE in all respects.

Section 5.3         Opinion of BCE’s Counsel. Motient shall have received at the Closing from counsel to BCE one or more opinions dated as of the Closing Date, collectively covering substantially the matters set forth in Exhibit B hereto.

Section 5.4         Certificates and Documents. BCE shall have delivered at or prior to the Closing to Motient or Sub, as applicable, the BCE Closing Deliveries.

Section 5.5         Compliance Certificate. BCE shall have delivered to Motient or its counsel a certificate signed by an authorized representative of BCE, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 above.

Section 5.6         Final Order of FCC and Industry Canada Approval. All necessary FCC and Industry Canada approvals for the exchange of TerreStar Shares for Motient Shares contemplated by this Agreement shall have been obtained without the imposition on Motient of any material adverse conditions and such approvals shall have become Final Orders and shall be in full force and effect, provided, that Motient may waive the condition that the approvals have become Final Orders. For the purpose of this Agreement, “Final Order” means an action by the FCC or Industry Canada that has not been reversed, stayed, enjoined, set aside, annulled or suspended within forty days after being obtained.

Section 5.7         HSR Approval. All applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted.

Section 5.8         Pledge Amendment, Release and Indemnity Agreement and SkyTerra Amendments. The Pledge Amendment, the Release and Indemnity Agreement and an agreement reflecting the SkyTerra Amendments, in each case as defined in the Motient-TMI Delaware Letter Agreement, shall have become effective.

ARTICLE VI

CONDITIONS TO CLOSING OF BCE

The obligation of BCE to purchase the Motient Shares (and, if the Closing is a Late Closing, the SkyTerra Shares) from Motient, and to transfer the TerreStar Shares to Motient, at the Closing is subject to the fulfillment to BCE’s satisfaction on or prior to the Closing Date of each of the following conditions:

Section 6.1         Representations and Warranties. Each representation and warranty made by Motient and Sub in Article III above shall be true and correct in all material respects on and as of the Closing Date as though made on the Closing Date, except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct in all material respects only as of such date or period, provided, however, that any representations and warranties which by their terms are qualified by materiality which shall be true and correct in all respects, with the same force and effect as if such representation and warranty had been made on and as of the Closing Date.

Section 6.2         Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Motient and Sub on or prior to the Closing Date shall have been performed or complied with by Motient or Sub, as applicable, in all respects.

Section 6.3         Opinion of Motient’s Counsel. BCE shall have received at the Closing from Andrews Kurth LLP, counsel to Motient, an opinion dated as of the Closing Date, covering substantially the matters set forth in Exhibit C hereto.

Section 6.4         Certificates and Documents. Motient shall have delivered at or prior to the Closing to BCE the Motient Closing Deliveries.

Section 6.5         Compliance Certificate. Motient shall have delivered to BCE or its counsel a certificate signed by the Chief Operating Officer of Motient, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 above.

Section 6.6         FCC and Industry Canada Approvals. All necessary FCC and Industry Canada approvals for the exchange of TerreStar Shares for Motient Shares contemplated by this Agreement shall have been obtained and shall be in full force and effect.

Section 6.7         HSR Approval. All applicable waiting periods under the HSR Act shall have expired or early termination of such waiting periods will have been granted.

Section 6.8         Effective Registration Statement. The Registration Statement shall have become and continue to be effective and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been commenced or threatened by the SEC.

Section 6.9         Registration Rights Agreement. The Registration Rights Agreement shall be in full force and effect and shall be binding on Motient.

Section 6.10       SkyTerra Amendments. An agreement reflecting the SkyTerra Amendments described in the Motient-TMI Delaware Letter Agreement shall have become effective.

ARTICLE VII

INDEMNIFICATION

Section 7.1         Survival of Representations and Warranties. The warranties, representations, covenants and agreements of BCE, Motient and Sub contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of twelve (12) months (the “Survival Period”), and shall in no way be affected by any investigation of the subject matter thereof made by any party hereto.

Section 7.2	Obligation to Indemnify.

(a)        BCE’s Obligation to Indemnify. From and after the Closing, BCE shall indemnify, defend and hold harmless Motient, Sub and their respective officers, directors, stockholders, partners, employees, subsidiaries, agents and affiliates (each, a “Motient Indemnitee”), from and against all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including attorneys’, accountants’ and investigatory fees and expenses) (collectively, “Losses”) to the extent resulting from any (i) breach or inaccuracy of any representation or warranty of BCE contained in the Agreement for which a claim is initiated prior to the expiration of the applicable Survival Period or (ii) non-fulfillment or breach of any covenant or agreement of BCE contained in this Agreement.

(b)        Motient’s Obligation to Indemnify. From and after the Closing Date, Motient and Sub, jointly and severally, shall indemnify, defend and hold harmless BCE and its officers, directors, stockholders, managers, partners, members, employees, agents and affiliates (each, a “BCE Indemnitee”) from and against any and all Losses to the extent resulting from any (i) breach or inaccuracy of any representation or warranty of Motient or Sub contained in this Agreement for which a claim is initiated prior to the expiration of the applicable Survival Period or (ii) non-fulfillment or breach of any covenant or agreement of Motient or Sub contained in this Agreement.

(c)        Indemnification Basket Amount. Notwithstanding the foregoing, an Indemnifying Party (defined below) shall not be required to indemnify an Indemnified Party (defined below) pursuant to Section 7.2(a) or Section 7.2(b), as applicable, unless and until the amount of all Losses incurred by such Indemnified Party exceeds $1,000,000 in the aggregate (the “Basket Amount”), in which case the Indemnifying Party shall be required to indemnify the Indemnified Party for any and all such Losses in excess of the Basket Amount; provided, however, that the limitation set forth in this Section 7.2(c) shall not apply to Losses resulting from a breach of the representations and warranties set forth in Sections 2.2, 2.10, 3.2(b) or 3.21.

Section 7.3	Indemnification Procedures.

(a)        The person seeking indemnification hereunder (each, an “Indemnified Party”) shall give the party or parties from whom indemnification is sought or to be sought (each, an “Indemnifying Party”) prompt written notice of any Loss as to which they have received written notification. If an indemnification claim involves a claim by a third party (a “Third Party Claim”), the Indemnified Party shall promptly notify the

Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby. An Indemnifying Party shall have ten business days from the delivery of such notice (the “Notice Response Period”) to notify the Indemnified Party whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim or demand. If an Indemnifying Party disputes its liability to an Indemnified Party hereunder with respect to such claim or demand or the amount thereof, such dispute shall be resolved by a civil action in a court of appropriate jurisdiction (including as part of any proceeding with respect to the claim that gave rise to the indemnification claim to which such dispute relates) which may be commenced by either party. During the Notice Response Period, no such claim or demand m ay be settled by the Indemnified Party.

(b)        With respect to each Indemnification Matter (as defined below), the Indemnified Parties will have the sole right and authority to control the defense against any Third Party Claim with one counsel of their collective choice. This right shall include the right to settle or resolve the Third Party Claim by entering into an agreement memorializing the terms of settlement or resolution (a “Settlement Agreement”), provided however, that the Indemnified Party provides the Indemnifying Party with notice (in accordance with Section 7.4 hereof) of its intent to enter into a Settlement Agreement, which notice shall include the proposed terms of the Settlement Agreement. The Indemnifying Party shall, within ten business days of receipt of such notice, have the right to reject the proposed Settlement Agreement, but shall do so only if it reasonably determines that the Settlement Agreement does not represent a bona fide and reasonable resolution of the underlying Third Party Claim. The Indemnifying Party (and any Indemnified Party who is not otherwise satisfied with the one counsel chosen by the Indemnified Parties collectively) may retain separate co-counsel at their sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that in no event may any Indemnifying Party consent to the entry of any judgment, enter into any settlement with respect to the Third Party Claim or agree with any Person other than the Indemnified Party, to take any other action with respect to the Third Party Claim without the prior written consent of the Indemnified Party. If it is determined pursuant to an order or Settlement Agreement that an Indemnifying Party is responsible for all or a portion of any amounts for which the Indemnified Party is liable as a result of such Third Party Claim hereunder, the Indemnifying Party shall, pursuant to Section 7.4(b), render payment to the Indemnified Party for all Losses resulting from such claim, subject to the provisions of Section 7.5.

Section 7.4	Notices and Payments.

With respect to each separate matter which is subject to indemnification under this Article VII (each, an “Indemnification Matter”):

(a)        Notice. Upon the Indemnified Party’s receipt of written documents pertaining to an Indemnification Matter, or, if the Indemnification Matter does not involve a third party demand or claim, within a reasonable time after the Indemnified Party first has actual knowledge of such Indemnification Matter, the Indemnified Party shall give written notice to the Indemnifying Party of the nature of such Indemnification Matter, and, if susceptible to estimation at such time, the Indemnified Party’s best estimate of the amount demanded or claimed in connection therewith as provided in Section 7.3; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby.

(b)        Payment. Upon determination of the amount of the Loss (whether due to the Indemnifying Party’s failure to dispute the indemnification matter, by agreement among the parties, or after a settlement agreement is executed or a final order is rendered with respect to the indemnification matter), the Indemnifying Party shall promptly (and in any event, not later than ten days after such determination) pay to the Indemnified Party all amounts owing by the Indemnifying Party under this Article VII with respect to such indemnification matter, subject to the limitations set forth in Section 7.5 .

Section 7.5	Limited Remedy.

(a)        Motient Indemnitee Indemnification Limit. Except in the case of fraud or where specific performance is sought, the maximum amount all Motient Indemnitees may recover in the aggregate pursuant to the indemnity set forth in Section 7.2(a) hereof with respect to the Closing shall be limited to the value of the Motient Shares based on the average of the high and low sales price for the five trading day period immediately prior to, and including, the Closing Date.

(b)        BCE Indemnitee Indemnification Limit. Except in the case of fraud or where specific performance is sought, the maximum amount all BCE Indemnitees may recover in the aggregate pursuant to the indemnity set forth in Section 7.2(b) hereof with respect to the Closing shall be limited to the value of the Motient Shares based on the average of the high and low sales price for the five trading day period immediately prior to, and including, the Closing Date.

ARTICLE VIII

MISCELLANEOUS

Section 8.1         Termination. This Agreement may be terminated prior to the Closing as follows:

(i)           at any time on or prior to the Closing Date, by mutual written consent of Motient and BCE;

(ii)          at the election of Motient or BCE by written notice to the other parties hereto after 5:00 p.m., New York time, on the date which is six months after the date BCE executes and delivers this Agreement to Motient, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of Motient and BCE; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to a party whose failure or whose affiliate’s failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of the failure of the Closing to occur on or before such date;

(iii)         at the election of Motient, if there has been a material breach of any representation, warranty, covenant or agreement on the part of BCE contained in this Agreement, which breach has not been cured within fifteen (15) days of notice to BCE of such breach; or

(iv)         at the election of BCE, if there has been a material breach of any representation, warranty, covenant or agreement on the part of Motient or Sub contained in this Agreement, which breach has not been cured within fifteen (15) days notice to Motient or Sub, as applicable, of such breach.

Section 8.2         Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of this Section 8.2 and Sections 8.3 through 8 .16 (inclusive); provided, however, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 8.1(i), or Section 8.1(ii) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a breach of any representation, warranty, covenant or agreement which gave rise to a termination of this Agreement pursuant to Section 8.1(iii) or 8 .1(iv) .

Section 8.3         Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the Motient-TMI Delaware Letter Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses except as otherwise explicitly provided herein or therein.

Section 8.4         Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties.

Section 8.5         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

Section 8.6         Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given three business days after the date sent by certified or registered mail (return receipt requested), one business day after the date sent by overnight courier or on the date given by facsimile (with confirmation of receipt) or delivered by hand, to the party to whom such correspondence is required or permitted to be given hereunder.

To Motient or Sub:

Motient Corporation 300 Knightsbridge Parkway Lincolnshire Parkway Lincolnshire, IL 60069 Facsimile: (847) 478-4810 Attention: General Counsel

with a copy (which shall not constitute notice) to:

Andrews Kurth LLP 600 Travis Street, Suite 4200 Houston, Texas 77002 Facsimile: (713) 220-4285 Attention: Mark Young

To BCE:
BCE Inc. Bureau 3700 1000, rue de La Gauchetière Ouest Montréal, Québec H3B 4Y7 Facsimile: (514) 391-8389 Attn: Vice President, General Counsel

Section 8.7         Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that BCE may assign its rights and obligations under this Agreement to any affiliate that holds or will hold the TerreStar Shares and thereafter references to BCE shall be deemed to be references to such affiliate except where the context otherwise provides. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.8         Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.9         Entire Agreement; Non-Assignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including the Exhibits and the Motient Disclosure Schedule: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, including, without limitation, the Letter of Intent dated September 22, 2005, between Motient, SkyTerra Communications, Inc., TMI Delaware and the Other MSV Shareholders (as defined in such Letter of Intent); (b) are not intended to confer upon any other person (except the Motient Indemnitees and the BCE Indemnitees) any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided. Without limiting the foregoing, no party shall be deemed to have made any representation or warranty other than as expressly made herein.

Section 8.10       Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

Section 8.11       Certain Definitions. References in this Agreement to “subsidiaries” of BCE or Motient shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by BCE or Motient, as the case may be. References in this Agreement (except as specifically otherwise defined) to “affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to “person” shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a Governmental Entity. “Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Section 8.12       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

Section 8.13       Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties to this Agreement hereby agree that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

Section 8.14       Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the exclusive venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.6 shall be deemed effective service of process on such party.

Section 8.15       Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed and delivered as of the date first above written.

MOTIENT CORPORATION

By:	/s/ Jeffrey Epstein
Name:	Jeffrey Epstein
Title:	General Counsel

MVH HOLDINGS INC.

By:	/s/ Jeffrey Epstein
Name:	Jeffrey Epstein
Title:	Secretary

BCE INC.

By:	/s/ L. Scott Thomson
Name:	L. Scott Thomson
Title:	Executive Vice President
Corporate Development and Planning

[Signature Page to Exchange Agreement]